UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 13, 2013

JAMES RIVER COAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On Monday, May 13, 2013, James River Coal Company (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Richmond, Virginia. There were 35,862,549 shares of common stock, $0.01 par value per share (the “Common Stock”) of the Company outstanding and entitled to vote as of March 11, 2013, the record date for the Annual Meeting. Each share of Common Stock entitled the holder thereof to one vote. There were present at the Annual Meeting, in person or by proxy, holders of 27,076,512 shares representing 75.50% of the Common Stock entitled to vote at the Annual Meeting.

Proposal One – Election of Directors

The Board of Directors’ nominees for director of the Company were elected. The elected directors’ terms will expire in 2016. The directors of the Company were elected with the following votes:

Name	For	Withheld	Non-Votes
Leonard J. Kujawa	14,422,714	753,648	11,900,150
Peter T. Socha	14,433,825	742,537	11,900,150

Proposal Two – Potential Common Stock Issuances

The proposal seeking shareholder approval for potential common stock issuances was approved with the following votes:

For	Against	Abstain	Non-Votes
11,409,398	3,508,422	258,542	11,900,150

Proposal Three – Advisory Vote on Executive Compensation

The non-binding resolution to approve the compensation of the Company’s named executive officers was approved. The shareholders vote was approved on an advisory basis with the following votes:

For	Against	Abstain	Non-Votes
13,868,867	1,075,527	231,968	11,900,150

Ratification of Independent Registered Accounting Firm

The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013 was ratified with the following votes:

For	Against	Abstain	Non-Votes
26,280,117	592,615	203,780

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY

(Registrant)

By: /s/ Samuel M. Hopkins II

Samuel M. Hopkins II

Vice President and Chief Accounting Officer

Date: May 13, 2013

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